Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section
1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     Each of the undersigned of Sovran Self Storage, Inc. (the “Company”) does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
1)	The report on Form 10-K of the Company for the annual period ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated:       February 25, 2011

/S/ Robert J. Attea
Robert J. Attea
Chairman of the Board Chief Executive Officer

/S/ David L. Rogers
David L. Rogers
Chief Financial Officer